UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 16, 2013

REGIONS FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	001-34034	63-0589368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 FIFTH AVENUE NORTH

BIRMINGHAM, ALABAMA 35203

(Address, including zip code, of principal executive office)

Registrant’s telephone number, including area code: (800) 734-4667

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) At the annual meeting of stockholders of Regions Financial Corporation (“Regions”) on May 16, 2013, the stockholders approved the Regions Financial Corporation Executive Incentive Plan (the “Plan”). The Plan is an annual incentive compensation plan pursuant to which Regions executive officers and other key personnel may be paid annual incentive compensation, based on achievement of predetermined performance goals. Incentive awards to certain key individuals under the Plan are intended to be considered “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code.

The above description of the Plan does not purport to be complete and is qualified in its entirety by reference to the Plan document included as Appendix A to Regions’ Proxy Statement dated and filed with the Securities and Exchange Commission on March 26, 2013 and which Appendix A is incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At Regions’ annual meeting of stockholders held on May 16, 2013, the stockholders reelected Regions’ 14 incumbent Directors standing for election, approved executive compensation, approved an executive incentive plan, ratified the selection of Ernst & Young LLP as Regions’ independent registered public accounting firm for the 2013 fiscal year, and rejected a stockholder proposal regarding posting a report, updated semi-annually, of political contributions.

The following is a summary of the voting proposals for each matter presented to our stockholders:

1. An election of 14 Directors was held and the shares were voted as follows for the election of each of the following:

	For	Against	Abstain	Broker Non-Votes
George W. Bryan	968,902,964	18,224,563	4,307,627	208,245,063
Carolyn H. Byrd	964,602,189	22,567,117	4,265,848	208,245,063
David J. Cooper, Sr.	971,594,788	15,471,052	4,369,314	208,245,063
Don DeFosset	969,971,892	17,087,283	4,375,979	208,245,063
Eric C. Fast	953,030,300	34,033,205	4,371,649	208,245,063
O. B. Grayson Hall, Jr.	968,737,141	18,235,107	4,462,906	208,245,063
John D. Johns	944,474,997	42,562,875	4,397,282	208,245,063
Charles D. McCrary	955,008,829	32,058,255	4,368,070	208,245,063
James R. Malone	966,033,343	20,972,488	4,429,323	208,245,063
Ruth Ann Marshall	971,830,828	15,312,777	4,291,549	208,245,063
Susan W. Matlock	966,275,715	20,760,392	4,399,047	208,245,063
John E. Maupin, Jr.	964,519,087	22,630,765	4,285,302	208,245,063
John R. Roberts	966,336,515	20,696,512	4,402,127	208,245,063
Lee J. Styslinger III	971,287,004	15,773,090	4,375,060	208,245,063

2. Nonbinding stockholder approval of executive compensation was submitted to the stockholders at the meeting. The full text of the proposal is included in the Proxy Statement dated March 26, 2013. The vote with respect to this proposal was:

For	Against	Abstain	Broker Non-Votes
942,429,224	43,935,794	5,070,136	208,245,063

3. Approval of the Regions Financial Corporation Executive Incentive Plan was submitted to the stockholders at the meeting. The full text of the proposal is included in the Proxy Statement dated March 26, 2013. The vote with respect to this proposal was:

For	Against	Abstain	Broker Non-Votes
941,459,025	45,196,776	4,779,353	208,245,063

4. Regions proposal to ratify the appointment of Ernst & Young LLP as independent auditors of the Company to serve for the 2013 fiscal year was submitted to the stockholders at the meeting. The full text of the proposal is included in the Proxy Statement dated March 26, 2013. The vote with respect to this proposal was:

For	Against	Abstain	Broker Non-Votes
1,176,684,824	20,254,682	2,740,711	0

5. A stockholder proposal regarding posting a report, updated semi-annually, of political contributions was submitted to the stockholders at the meeting. The full text of the proposal is included in the Proxy Statement dated March 26, 2013. The vote with respect to this proposal was:

For	Against	Abstain	Broker Non-Votes
347,942,709	593,858,437	49,634,008	208,245,063

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGIONS FINANCIAL CORPORATION

By:	/s/ Fournier J. Gale, III
Name:	Fournier J. Gale, III
Title:	Senior Executive Vice President,
General Counsel and Corporate
Secretary

Date: May 21, 2013